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                                                            CLIENT/MATTER NUMBER
                                                                     042326.0101

                                December 14, 1998


State Financial Services Corporation
10708 West Janesville Road
Hales Corners, Wisconsin  53130

Ladies and Gentlemen:

         We have acted as counsel for State Financial Services Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 200,000 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), and interests in the State Financial Services Corporation 401(k) Savings Plan (the "Plan") which may be issued or acquired pursuant to the Plan.

         In this regard, we have examined: (a) the Plan; (b) a signed copy of the Registration Statement; (c) the Company's Articles of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

         2. It is presently contemplated that the shares of Common Stock to be acquired by the Plan will be purchased either in the open market or directly from the Company or other private sources. To the extent that the shares of Common Stock acquired by the Plan constitute shares issued by and purchased from the Company, such shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided by

FOLEY & LARDNER

     State Financial Services Corporation
     December 14, 1998
     Page 2

Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                                     Yours truly,



                                                     FOLEY & LARDNER